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                                                                   EXHIBIT 11(a)


                               CONSENT OF COUNSEL

                        AIM INVESTMENT SECURITIES FUNDS


     We hereby consent to the use of our name and to the references to our firm under the caption "General Information -- Legal Counsel" in the Prospectuses for each of the Class A Shares and Institutional Class, each a class of the AIM Limited Maturity Treasury Fund, and under the caption "Miscellaneous
Information -- Legal Matters" in the Statement of Additional Information for the Class A Shares, all of which are included in Post-Effective Amendment No. 8 to the Registration Statement of AIM Investment Securities Funds on Form N-1A under the Securities Act of 1933 (Reg. No. 33-39519) and Amendment No. 12 under the Investment Company Act of 1940 (Reg. No. 811-5686).



                                        /s/ Ballard Spahr Andrews & Ingersoll
                                        --------------------------------------
                                            Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
November 18, 1997